As filed with the Securities and Exchange Commission on February 7, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TAPESTRY, INC.
(Exact name of registrant as specified in its charter)

Maryland	52-2242751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Hudson Yards
New York, NY 10001
(212) 594-1850
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Howard, Esq.
Vice President, Deputy General Counsel & Assistant Secretary
Tapestry, Inc.
10 Hudson Yards
New York, NY 10001
(212) 594-1850
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Julie M. Allen, Esq.
Proskauer Rose LLP
11 Times Square
New York, NY 10036
(212) 969-3155

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered Proposed maximum offering price per unit Proposed maximum aggregate offering price Amount of registration fee(2)
Debt Securities
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants
Rights
Depositary Shares
Purchase Contracts
Units

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminable prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and Rule 457(r) of the Securities Act, the registrant is deferring payment of the entire registration fee.

Debt Securities
Common Stock
Preferred Stock
Warrants
Rights
Depositary Shares
Purchase Contracts
Units

We may offer for sale from time to time, either separately or together in one or more offerings, our debt securities, common stock, preferred stock, warrants, rights, depositary shares, purchase contracts and units (collectively, the “securities”).

The specific terms of any securities to be offered will be contained in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in any securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We may offer and sell the securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our common stock is listed on the New York Stock Exchange under the symbol “TPR.” Each prospectus supplement to this prospectus will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus, and in any documents incorporated by reference herein or therein before investing in our securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 7, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Tapestry, Inc., a Maryland corporation, which is also referred to as the “Company,” “Tapestry,” “we,” “us,” “ourselves” and “our,” has filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration procedure. Under this procedure, we may offer and sell at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.

To understand the terms of the securities offered by this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement, you should carefully read this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement, and any documents incorporated by reference herein or therein. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and our financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will prepare and distribute a prospectus supplement that will describe the specific amounts, prices and terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

A prospectus supplement will also contain, with respect to the securities being offered thereby, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

Any underwriters, dealers or agents participating in any offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. Copies of our periodic and current reports and proxy statements, may be obtained, free of charge, on our website at http://www.tapestry.com/investors/. This reference to our Internet address is for informational purposes only and the information contained on or accessible through such Internet address is not and shall not be deemed to be incorporated by reference into this prospectus.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents or information have been filed by us with the SEC and are incorporated by reference into this prospectus (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules, including disclosure furnished under Items 2.02 or 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended July 1, 2017, filed with the SEC on August 18, 2017;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2017 and December 30, 2017, filed with the SEC on November 9, 2017 and February 7, 2018, respectively;
•	our Current Reports on Form 8-K filed with the SEC on May 31, 2017, July 11, 2017, September 14, 2017, September 22, 2017, September 28, 2017, October 11, 2017, October 31, 2017, November 7, 2017 (other than such information therein that is deemed to have been furnished rather than filed in accordance with SEC rules), November 13, 2017, December 7, 2017 and February 7, 2018, respectively;
•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on September 29, 2017 which were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 1, 2017; and
•	the description of our common stock contained in our Registration Statement on Form 8-A, File No. 001-16153, including any amendment or report filed for the purpose of updating such description.

All documents and reports that we file with the SEC (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated by reference into this prospectus. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained on or accessible through any websites, including http://www.tapestry.com/, is not and shall not be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Tapestry, Inc.
10 Hudson Yards
New York, NY 10001
Attention: Investor Relations
Telephone: 212-594-1850

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended July 1, 2017, our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2017 and December 30, 2017, and in our other filings made from time to time with the SEC after the date of this prospectus, as well as:

•	the impact of the challenging state of the global economy on consumer purchases of modern luxury accessories and lifestyle brands that we offer for sale;
•	our ability to continue to expand or grow our business, including international expansion, and the impact of consumer demand, behavior and purchasing trends;
•	our ability to successfully achieve intended benefits, cost savings and synergies of acquisitions and not disrupt our current operations;
•	our ability to successfully execute our operational efficiency and multi-year transformation initiatives;
•	the impact of excess inventories should we misjudge consumer demand;
•	changes in the competitive marketplace, including the development of new products by our competitors;
•	our ability to retain the value of our brands and timely respond to changing fashion and retail trends;
•	legal, regulatory, tax, political, economic and other risks associated with operating in international markets, including risks related changes in exchange rates, political or economic instability in major market, repatriation of foreign cash, natural and other disasters and changes in legal and regulatory requirements;
•	fluctuations in our stock price;
•	our ability to adequately protect our intellectual property and curb the sale of counterfeit merchandise;
•	our ability to secure our computer systems and those of our third-party service providers from cybersecurity threats, including a privacy or data security breach;
•	our exposure to risks inherent in global sourcing activities, including risks associated with cost fluctuations relating to raw materials, transportation and labor costs;
•	macroeconomic factors, including, but not limited to, consumer confidence and spending levels, unemployment, consumer credit availability, raw materials costs, fuel and energy costs (including oil prices), global factory production, commercial real estate market conditions, credit market conditions and the level of customer traffic in malls and shopping centers;
•	the impact of leasing retail space subject to long-term and non-cancelable leases;
•	our ability to attract, develop and retain qualified employees, including key personnel;
•	the impact on our North American wholesale business of consolidations, liquidations, restructurings and other ownership changes in the retail industry;

•	the impact on our licenses should our licensing partners fail to preserve the value of our licenses or changes in our relationships with licensing partners;
•	the impact of seasonality and quarterly fluctuations in sales of our products on our operating results;
•	the impact of our inability to pay quarterly dividends at expected levels;
•	changes in our credit profile or deterioration in market conditions; and
•	changes to our anticipated effective tax rates in future years.

These factors are not necessarily all of the factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

THE COMPANY

Tapestry, Inc. is a leading New York-based house of modern luxury accessories and lifestyle brands, including the Coach brand, the Stuart Weitzman brand and the Kate Spade brand. The Company’s product offerings include modern luxury accessories and lifestyle collections, including women’s and men’s bags, women’s and men’s small leather goods, business cases, footwear, wearables (including outerwear), watches, weekend and travel accessories, scarves, sunwear, fragrance, jewelry, travel bags and other lifestyle products.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

The Company was incorporated in the state of Maryland in June 2000. Our principal executive office is located at 10 Hudson Yards, New York, New York 10001; Telephone: 212-594-1850.

On October 31, 2017, the Company changed its name from “Coach, Inc.” to “Tapestry, Inc.” and the symbol under which its common stock trades on the New York Stock Exchange changed from “COH” to “TPR.”

RISK FACTORS

Investing in our securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described under “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the most recent year, in any applicable prospectus supplement and in our filings with the SEC, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information included in this prospectus and any prospectus supplement and the other information incorporated by reference herein and therein. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended	Year Ended(1)
	December 30, 2017	July 1, 2017	July 2, 2016	June 27, 2015	June 28, 2014	June 29, 2013
Ratio of earnings to fixed charges(1)	3.0	5.2	5.1	5.7	11.4	17.0
(1)	Fiscal 2016 consisted of 53 weeks. All other fiscal years presented consisted of 52 weeks.
(2)	For purposes of computing the above ratios of earnings to fixed charges, earnings are defined as net income before income taxes and excluding loss from equity investees, plus fixed charges that are charged against income. Fixed charges consist of interest expense, including the amortization of deferred financing costs, and the portion of rent expense that is considered to be representative of the interest embedded in the related leases.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities described in this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. The debt securities will be issued from time to time under an indenture and applicable supplemental indenture, if any, with respect to any series of debt securities, between us and U.S. Bank National Association, as trustee. The indenture and any supplemental indenture are technical documents with terms that have defined meanings. A prospectus supplement will contain a summary of the indenture and any applicable supplemental indenture. We urge you to read the indenture, any applicable supplemental indenture and the accompanying prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders. The form of indenture is filed as an exhibit to this registration statement.

General

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering.

Brief Description of the Debt Securities

The debt securities may be secured or unsecured. Except as otherwise provided in a supplemental indenture or prospectus supplement, the debt securities will be unsecured and will (i) rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, (ii) rank senior in right of payment to our future subordinated indebtedness, (iii) be effectively subordinated to any of our current or future secured indebtedness, to the extent of the value of any assets securing such indebtedness; and (iv) be structurally subordinated to, which means they rank behind, all of the liabilities of our subsidiaries.

All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities will be effected initially by the trustee or its agent acting as trustee, paying agent or registrar as set forth in the indenture at an office designated by the trustee as its corporate trust office.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;
•	any limit on the aggregate principal amount;
•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;
•	the maturity date or dates;
•	the rate at which the debt securities will bear interest, if any, and the interest payment dates;
•	if the debt securities are original issue discount debt securities, the yield to maturity;
•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;
•	any provisions for the payment of additional amounts for taxes;
•	the denominations in which the currency or currency unit of the debt securities will be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•	the terms and conditions on which we may optionally redeem the debt securities;

•	the terms and conditions on which we may be required to redeem the debt securities;
•	any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event, and the terms and conditions of redemption, purchase or repayment;
•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;
•	any changes in or additions to the covenants applicable to the particular debt securities being issued;
•	any additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal and interest, if any, with respect to such securities to be due and payable;
•	the terms and conditions, if any, pursuant to which the debt securities are secured;
•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;
•	any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; and
•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of  $2,000 and integral multiples of $1,000 in excess thereof.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our capital stock. For a more detailed description of our capital stock, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws.

Our charter provides that we may issue up to 1,000,000,000 shares of common stock, par value $.01 per share, and up to 25,000,000 shares of preferred stock, par value $.01 per share, and permits our board of directors, without stockholder approval, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of January 26, 2018, there were 284,882,437 shares of our common stock outstanding and no shares of our preferred stock outstanding. Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Holders of our common stock generally have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Holders of our common stock are entitled to receive dividends when authorized by our board of directors out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock. The outstanding shares of common stock are, and any shares offered by this prospectus will be when issued and paid for, fully paid and nonassessable.

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. In uncontested elections, directors are elected by a majority of all of the votes cast in the election of directors, and in contested elections, directors are elected by a plurality of all of the votes cast in the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert, sell all or substantially all of its assets or engage in a statutory share exchange, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval by a majority of all the votes entitled to be cast in these situations.

Power to Reclassify Shares of Our Stock

Our charter (1) authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock and (2) permits our board of directors, without stockholder approval, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue, at any time and from time to time, up to 25,000,000 shares of our preferred stock in one or more classes or series. Each such class or series shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as shall be determined by our board of directors and set forth in articles supplementary relating to such class or series. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the common stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on common stock.

A prospectus supplement, relating to any offered class or series of preferred stock, will specify the following terms of such class or series, as applicable:

•	the designation and par value of such class or series of preferred stock,
•	the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock,
•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such class or series of preferred stock,
•	whether dividends on such class or series of preferred stock are cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate,
•	the provision for a sinking fund, if any, for such class or series of preferred stock,
•	the provision for redemption, if applicable, of such class or series of preferred stock,
•	any listing of such class or series of preferred stock on any securities exchange,
•	the preemptive rights, if any, of such class or series of preferred stock,
•	the terms and conditions, if applicable, upon which shares such class or series of preferred stock will be convertible into shares of our common stock or shares of any other class or series of our stock or other securities, including the conversion price (or manner of calculation thereof),
•	a discussion of any additional material federal income tax consequences applicable to an investment in such class or series of preferred stock,
•	the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company,
•	any limitations on issuance of any class or series of stock ranking senior to or on parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company,
•	any voting rights of such class or series of preferred stock, and
•	any other specific terms, preferences, rights, limitations or restrictions of such class or series of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Broadridge Financial Solutions, Inc.

DESCRIPTION OF OTHER SECURITIES

Warrants

We may issue warrants to purchase the securities described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. Additional information regarding any warrants we may offer and the related warrant agreement will be set forth in the applicable prospectus supplement.

Rights

We may issue rights to purchase the securities described in this prospectus. Additional information regarding any rights we may offer, the rights agreement relating to the rights and the rights certificates representing the rights, will be set forth in the applicable prospectus supplement.

Depositary Shares

We may offer depositary shares representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. Depositary shares may be evidenced by depositary receipts issued pursuant to the related deposit agreement. Additional information regarding any depositary shares we may offer, the series of preferred stock represented by those depositary shares and the related deposit agreement will be set forth in the applicable prospectus supplement.

Purchase Contracts

We may issue purchase contracts for the purchase or sale of the securities described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, the securities specified in the applicable prospectus supplement at a specified price or prices, which may be based on a formula, all as set forth in the applicable prospectus supplement. Additional information regarding any purchase contracts we may offer will be set forth in the applicable prospectus supplement.

Units

We may issue units consisting of any of our other securities described in this prospectus. Additional information regarding any units that we may offer will be set forth in the applicable prospectus supplement.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws.

Our Board of Directors

Our charter and bylaws provide that the number of directors of our Company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required by the MGCL, which is one.

We have elected to be subject to a provision of Maryland law requiring that, except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director so elected will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. In uncontested elections, directors are elected by a majority of all of the votes cast in the election of directors, and in contested elections, directors are elected by a plurality of all of the votes cast in the election of directors.

Removal of Directors

We have elected to be subject to a provision of Maryland law that provides that a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to their control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power in the election of directors: (1) the person who made or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would cause the acquirer to be entitled to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control acquisition by the acquirer. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to: (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We cannot provide you any assurance, however, that our board of directors will not amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by the board of directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or
•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 relating to the removal of directors and the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and require, unless called by the chairman of our board of directors, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders.

Our charter contains a provision that prohibits us from classifying our board pursuant to Subtitle 8 without the approval of a majority of the votes cast on such matter by the holders of our common stock.

Amendments to Our Charter and Bylaws

Our charter may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors has the power to amend, alter or repeal any provision of our bylaws and to make new bylaws. In addition, our stockholders may amend, alter or repeal any provision of our bylaws and adopt new bylaws, but only with the approval of a majority of the votes entitled to be cast on the matter.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by us or by any director or officer or other employee to us or to our stockholders, (c) any action asserting a claim against us or any director or officer or other employee arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any director or officer or other employee that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:
•	pursuant to our notice of the meeting;
•	by or at the direction of our board of directors; or
•	by a stockholder who was a stockholder of record as of the record date set by the our board of directors for the purposes of determining stockholders entitled to vote at the annual meeting, at the time of giving of the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

•	with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:
•	by or at the direction of our board of directors; or
•	provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date set by the our board of directors for the purposes of determining stockholders entitled to vote at the special meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.

Proxy Access Procedures for Qualifying Stockholders.

Our bylaws permit a stockholder, or a group of up to 20 stockholders, that owns 3% or more of the our common stock continuously for at least three years to nominate and include in our proxy materials candidates for election as directors of the Company, subject to certain terms and conditions. Such stockholder(s) or group(s) of stockholders may nominate director candidates constituting up to the greater of two individuals or 20% of our board of directors, provided that the stockholder(s) and the director nominee(s) satisfy the eligibility, notice and other requirements specified in the Bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our election to be subject to the provisions of Subtitle 8 regarding the removal of directors and the exclusive power of our board of directors to fill vacancies on the board and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interests of our common stockholders. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the debt securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through agents on a best-efforts basis;
•	otherwise through a combination of any of the above methods of sale; or
•	through any other methods described in a prospectus supplement.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any securities exchanges on which the securities may be listed;
•	the method of distribution of the securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	through the writing of options; or
•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements that may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses. Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving securities and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

The applicable prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers or sales of the securities or the distribution of this prospectus and the applicable prospectus supplement in specified jurisdictions outside the United States.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise be. The underwriters are not required to engage in any of these activities, and if commenced, the underwriters may discontinue any of these activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In an underwritten offering of securities, the underwriters will expect to deliver the securities against payment therefor on or about a date that will be specified on the cover page of the applicable prospectus supplement.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

This prospectus and an applicable prospectus supplement may be made available in electronic format on the Internet sites of, or through online services maintained by, any of the underwriters, dealers, agents and selling group members participating in connection with any offering of securities or by one or more of their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent, selling group member or affiliate thereof, prospective investors may be allowed to place orders for the purchase of securities online. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than this prospectus and an applicable prospectus supplement in electronic format, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any of the underwriters, dealers, agents or selling group members in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Proskauer Rose LLP, New York, New York and Venable LLP, Baltimore, Maryland. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules of Tapestry, Inc., incorporated by reference in this prospectus and the effectiveness of Tapestry, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Kate Spade & Company, incorporated in this prospectus by reference from Tapestry, Inc.’s Current Report on Form 8-K filed on May 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by us in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All the amounts shown are estimates.

SEC registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Fees and expenses of trustee and counsel		**
Rating Agency Fees		**
Miscellaneous		**
Total*	$	**
*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.
**	These fees and expenses are calculated based on the number of issuances and amount of securities offered, and accordingly, cannot be estimated at this time. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time such information is available in a prospectus supplement in accordance with Rule 430B.
ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, employee or agent of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party to, or witness in, by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

ITEM 16.	EXHIBITS

The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference.

ITEM 17.	UNDERTAKINGS
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1	Form of Indenture, to be entered into between the Company and U.S. Bank National Association, as Trustee.
5.1	Opinion of Venable LLP.
5.2	Opinion of Proskauer LLP.
12.1	Statement of computation of ratio of earnings to fixed charges.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Venable LLP (contained in exhibit 5.1).
23.4	Consent of Proskauer Rose LLP (contained in exhibit 5.2).
24.1	Power of Attorney.
25.1	Statement of eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, for the debt securities.
*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K by the registrant in connection with a specific offering and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 7, 2018.

TAPESTRY, INC.

By:	/s/ Victor Luis
Name:	Victor Luis
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Victor Luis	Chief Executive Officer and Director (Principal Executive Officer)	February 7, 2018
Victor Luis

/s/ Kevin Wills	Chief Financial Officer (Principal Financial Officer)	February 7, 2018
Kevin Wills

/s/ Melinda Brown	Controller (Principal Accounting Officer)	February 7, 2018
Melinda Brown

*	Chairman and Director	February 7, 2018
Jide Zeitlin

*	Director	February 7, 2018
David Denton

*	Director	February 7, 2018
Anne Gates

*	Director	February 7, 2018
Andrea Guerra

*	Director	February 7, 2018
Susan Kropf

*	Director	February 7, 2018
Annabelle Yu Long

*	Director	February 7, 2018
Ivan Menezes

*	Director	February 7, 2018
William Nuti

*	Director	February 7, 2018
Doreen Toben
*By:	/s/ Victor Luis
Victor Luis
Attorney-in-Fact